EXHIBIT 23.3

CONSENT OF HANSEN, BRADSHAW, MALMROSE & ERICKSON, P.C.

We hereby consent to the incorporation by reference in this Registration Statement of Think Partnership Inc. on Form S-8, of our report dated September 30, 2005, with respect to the financial statements of iLead Media, Inc. as of December 31, 2004 and the year then ended.

/s/ Hansen, Bradshaw, Malmrose & Erickson, P.C.
Hansen, Bradshaw, Malmrose & Erickson, P.C.

September 18, 2006